                                   EXHIBIT 99


Statement Pursuant to Section 1350(a) of title 18, United States Code


The undersigned, Don R. Graber and Robert W. Lafferty, certify that:

1. The Quarterly Report on Form 10-Q of Huffy Corporation (the "Company") for the Quarterly Period Ended September 30, 2002 (the "Form 10-Q"), which is being filed today with the Securities and Exchange Commission, fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934.

2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.



      November 13, 2002                        /s/ Don R. Graber
---------------------------------------        --------------------------
 Date                                          Don R. Graber
                                               Chief Executive Officer,
                                               Huffy Corporation


      November 13, 2002                        /s/ Robert W. Lafferty
---------------------------------------       --------------------------
Date                                          Robert W. Lafferty
                                              Chief Financial Officer
                                              Huffy Corporation